EXHIBIT 10.22

BRIDGE LOAN AGREEMENT

This Bridge Loan Agreement, dated as of September 30, 2008, (this "Bridge Loan Agreement") is entered into by and between Telifonda (Cayman) Ltd., a Cayman Island corporation (the "Lender"), and Aurelio Resource Corporation, a Nevada corporation (the "Company").

RECITALS

    Lender and the Company have entered into a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") under which they have, subject to the terms and conditions thereof, agreed to enter into a series of transactions pursuant to which Lender, or an affiliate of or other party designated by Lender (together with Lender, "NewCo"), will (i) acquire, for an aggregate purchase price equal to $2,000,000 (Two Million Dollars) (the "Bolsa Cash Consideration"), all of the issued and outstanding shares (the "Bolsa Stock") of Bolsa Resources, Inc., an Arizona corporation ("Bolsa"), (the "Bolsa Transaction") and (ii) purchase, for an aggregate purchase price equal to $2,000,000 (Two Million Dollars) (the "Minera Cash Consideration," and, together with the Bolsa Cash Consideration, the "Cash Consideration"), a 3% Net Smelter Return royalty (the "Gavilanes NSR") in the Gavilanes property owned by the Company's Mexican subsidiary Minera Milenium S.A. de C.V. ("Minera") (the "Minera Transaction," and, together with the Bolsa Transaction, the "Transaction").

    In anticipation of the consummation of the Transaction, Lender is advancing to the Company a bridge loan in the principal amount set forth on Schedule A (the "Bridge Loan"), which Bridge Loan shall be evidenced by that certain Bridge Loan Note dated the date hereof (as amended or modified, the "Bridge Loan Note") executed by the Company in favor of the Lender in the principal amount of Bridge Loan.

    All capitalized terms used in this Bridge Loan Agreement and not otherwise defined have the meanings given in the Stock Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

    Bridge Loan; Payment.

      Advancement of Bridge Loan. In reliance upon the representations, warranties and covenants of the parties set forth herein, on the date hereof, Lender shall advance to the Company Bridge Loan in good and available funds, which Bridge Loan shall be evidenced by the Bridge Loan Note, in the form annexed hereto as Exhibit A, delivered by the Company to Lender.

      Terms of the Bridge Loan Note. The terms and conditions of the Bridge Loan Note are set forth in Exhibit A attached hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit A attached hereto

      Use of Proceeds. The proceeds of the Bridge Loan shall be used (i) to pay, on behalf of Bolsa, the Viewsite, Rae/Eastman and other land payments due in the third and fourth calendar quarters of 2008, as such obligations have been previously disclosed to Lender, and (ii) to redeem the Rodman Renshaw Debentures (as such term is defined in the Stock Purchase Agreement).

      Payment of Amounts Outstanding Under the Bridge Loan Note. All unpaid principal, together with the balance of any other unpaid amounts payable under the Bridge Loan Note, shall be due and payable on the earliest to occur of (i) the date the Transaction is consummated, (ii) December 30, 2009 if (A) the Stock Purchase Agreement is terminated by the Company pursuant to Section 10(a)(iii) of the Stock Purchase Agreement (B) the Security Agreement (as defined below) is terminated pursuant to Section 10(c) of the Security Agreement or (C) if neither party is in breach of the Stock Purchase Agreement but the transactions contemplated by the Stock Purchase Agreement are not consummated on or before December 30, 2008, as that date may be extended in accordance with the terms of the Stock Purchase Agreement, or (iii) December 30, 2008, if the Stock Purchase Agreement is terminated by the Lender pursuant to Section 10(a)(ii), as such date may be extended also in accordance with the terms of the Stock Purchase Agreement (such earliest date, the "Maturity Date"). Notwithstanding the foregoing, (x) if, but only if, the Transaction is consummated on or before December 30, 2008, all of the obligations of the Company owing to the Lender on account of Bridge Loan, including, without limitation, all principal, interest, costs fees, expenses and other liabilities of every kind and nature arising under or in connection with this Bridge Loan Agreement, the Bridge Loan Note, and any other notes, instruments, documents and agreements executed or delivered by the Company in connection therewith shall be fully satisfied and paid in full by the Company's transfer to NewCo of the Bolsa Stock and the Gavilanes NSR and the application of the obligations described above to the Cash Consideration, and the Cash Consideration shall be deemed to have been satisfied in the aggregate amount of such obligations by offset of such obligations, and (y) all obligations of the Company owing to Lender on account of Bridge Loan shall be repaid in full on the Maturity Date either, at the election of the Company, (1) in cash, or (2) by the Company transferring to Lender valid title to the Collateral free and clear of all security interests, liens and encumbrances except those held by Lender and Permitted Liens (as defined in the Security Agreement).

    Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender that the statements contained in the following paragraphs of this Section 3 are all true and correct in all material respects as of the time of the execution and issuance of the Bridge Loan Note, and shall continue to be true and correct in all material respects until payment and satisfaction in full of Bridge Loan:

      Organization and Standing: Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.

      Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver this Bridge Loan Agreement and the Bridge Loan Note. This Bridge Loan Agreement and the Bridge Loan Note are valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

      Authorization. All corporate and legal action on the part of the Company, its officers, directors and shareholders necessary for the execution and delivery of this Bridge Loan Agreement and the Bridge Loan Note and the performance of the Company's obligations hereunder and under the Bridge Loan have been taken.

      Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Bridge Loan Agreement and the Bridge Loan Note, other than filings necessary to perfect the security interest of Lender in the Collateral.

      Litigation. Other than as described in the Disclosure Schedule to the Stock Purchase Agreement, to the Knowledge of the Company, (i) there is no action, suit, proceeding or arbitration ("Action") pending, (ii) to the knowledge of the Company, there is no Action, Claim or investigation currently threatened, against the Company, its activities, properties or assets, or against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with or actions taken on behalf of the Company, (iii) the Company is not a party to or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality, and (iv) there is no Action or Claim by the Company currently pending or which the Company intends to initiate.

      Absence of Certain Indebtedness, Obligations or Liabilities. Except as set forth on the Disclosure Schedule to the Stock Purchase Agreement, the Company does not have any Indebtedness (whether accrued, absolute, contingent, unliquidated or otherwise, and whether due or to become due) arising out of transactions entered into at or prior to the date of this Bridge Loan Agreement.

      No Liens. Except as set forth on the Disclosure Schedule to the Stock Purchase Agreement, the Company has not granted, and shall not permit to exist, any Liens on the Collateral other than Permitted Liens.

    Representations and Warranties by the Lender. The Lender represents and warrants to the Company as of the time of the Company's execution and issuance of the Bridge Loan Note and until such time as Bridge Loan is paid and satisfied in full, as follows:

      The Bridge Loan Note will be acquired for the Lender's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

      The Lender understands that the Bridge Loan Note has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that the Company has no present intention of registering the Bridge Loan Note, that the Lender may be required to hold the Bridge Loan Note indefinitely, and that Lender must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

      The Lender (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act or has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Bridge Loan Note; (ii) has the ability to bear the economic risks of the loans evidenced hereby and by the Bridge Loan Note, including a complete loss of principal amounts payable pursuant to the Bridge Loan Note; and (iii) has not been offered the Bridge Loan Note by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

      The Lender has the full right, power and authority to enter into and perform its obligations under this Bridge Loan Agreement, and this Bridge Loan Agreement constitutes a valid and binding obligation of the Lender enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors rights and rules or laws concerning equitable remedies.

      No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Lender is required in connection with the valid execution and delivery of this Bridge Loan Agreement.

    Grant of Security Interests.

      Subject to the terms and conditions of the Bridge Loan Note and the Security Agreement, as security for the prompt and complete payment and performance when due of all of the Company's obligations hereunder and under the Bridge Loan Note, the Company does hereby sell, assign, and transfer unto Lender, and pledge and grant to the Lender for the benefit of the Lender, a continuing security interest in, all of the right, title and interest of the Company in and to all of the assets of the Company including, but not limited to, the Bolsa Stock, all of the issued and outstanding shares of Minera, all of the land and mineral rights with respect to the Gavilanes property and all of the land and mineral rights, land purchase contract rights, data, scoping studies, properties, equipment and other assets related to the mining property Bolsa currently intends to utilize (the "Collateral"). Notwithstanding anything to the contrary set forth herein, in Bridge Note A or in any other note, instrument, document or agreement executed or delivered by the Company with or in favor of Lender, Lender's sole recourse in respect of the obligations of the Company under this Bridge Loan Agreement and the Bridge Loan Note shall be to the Collateral.

      The Company will join with the Lender in authorizing, executing and will, at its own expense, file and refile under the UCC or otherwise such mortgages, financing statements, continuation statements and other documents in such offices as the Lender may deem necessary or desirable and wherever required or permitted by law in order to perfect and preserve the Lender's security interest in the Collateral, and hereby authorizes the Lender to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Company where permitted by law, and shall do such further acts and things and to execute and deliver to the Lender such additional conveyances, assignments, agreements and instruments as the Lender may reasonably require or deem advisable to carry into effect the purposes of this Bridge Loan Agreement or to further assure and confirm unto the Lender its rights, powers and remedies hereunder.

    Certain Definitions.

    "Action" shall have the meaning set forth in Section 3(f) of this Bridge Loan Agreement.

    "Bridge Loan" shall have the meaning set forth in the Recitals to this Bridge Loan Agreement.

    "Bridge Loan Note" shall have the meaning set forth in the Recitals to this Bridge Loan Agreement.

    "Claim" means any claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal or administrative.

    "Collateral" shall have the meaning set forth in Section 5(a) of this Bridge Loan Agreement.

    "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through an agreement or otherwise.

    "Indebtedness" with respect to any Person means any obligation of such Person for borrowed money, but in any event shall include (a) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, and (d) all Guarantees of such Person.

    "Lien" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, easement, restriction or interest of another Person of any kind or nature, except for (A) liens (i) for taxes not yet due and payable, (ii) arising by operation of law in the ordinary course of business and (iii) in connection with purchase money security interests or capital leases, and (B) minor defects, irregularities, encumbrances, easements, and restrictions which do not materially affect the value of the properties or assets to which they attach.

    "Permitted Liens" means has the meaning given in the Security Agreement.

    "Person" means any corporation, partnership, joint venture, organization, entity, Authority or natural person.

    "Security Agreement" means that certain General Security Agreement of even date herewith between Lender and the Company, substantially in the form attached hereto as Exhibit B.

    "Securities Act" shall have the meaning set forth in Section 4(a) of this Bridge Loan Agreement.

    "Transaction" shall have the meaning set forth in the Recitals to this Bridge Loan Agreement.

    "UCC" means the Uniform Commercial Code as in effect in each jurisdiction in which a financing statement is filed.

    Miscellaneous.

      Waivers and Amendments. Any provision of this Bridge Loan Agreement may be amended or modified only upon the written consent of the Lender and the Company or, if applicable, waived in writing by the affected party.

      Governing Law. This Bridge Loan Agreement and all actions arising out of or in connection with this Bridge Loan Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

      Entire Agreement. This Bridge Loan Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

      Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed and sent (a) if to the Lender, at the address or facsimile number of the Lender found on the signature page hereof, or at such other address or number as the Lender shall have furnished to the Company in writing, or (b) if to the Company, at the address or facsimile number of the Company found on the signature page hereof, or at such other address or number as the Company shall have furnished to the Lender in writing. Notice shall be deemed given on the date of delivery, in the case of delivery by facsimile, or on the delivery or refusal date, as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.

      Validity. If any provision of this Bridge Loan Agreement or the Bridge Loan Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Counterparts. This Bridge Loan Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

      Expenses. The Company and Lender shall each bear separately the expenses incurred by them, respectively, with respect to the preparation of this Bridge Loan Agreement, the Bridge Loan Note and all related documentation, and the consummation of the transactions contemplated hereby, including without limitation, all legal fees and expenses.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

The parties have caused this Bridge Loan Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

Telifonda (Cayman) Ltd. By: Amicorp Management Ltd. /s/ G. J. Bouma Name: G. J. Bouma Title: Address: Facsimile: /s/ Hugo J. van Neutegem Name: Hugo J. van Neutegem Title: Director Address: Facsimile:
Aurelio Resource Corporation By: /s/ Stephen B. Doppler Name: Stephen B. Doppler Title: President & CEO Address: Suite 202 12345 W. Alameda Parkway Lakewood, CO 80228 Facsimile: 303.945.7270